Exhibit 10.3

OMNIBUS AMENDMENT

TO

OUTSTANDING RESTRICTED STOCK UNIT AGREEMENTS UNDER

FMSA HOLDINGS, INC. 2014 LONG TERM INCENTIVE PLAN

THIS OMNIBUS AMENDMENT is made this 10th day of December, 2015, by Fairmount Santrol Holdings Inc. (f/k/a FMSA Holdings Inc.) (the “Company”).

WITNESSETH:

WHEREAS, from time to time the Company has granted restricted stock units under the FMSA Holdings, Inc. 2014 Long Term Incentive Plan (the “Plan”) as such awards are set forth in certain Restricted Stock Unit Agreements (including any associated Notice of Grant) (the “Agreements”);

WHEREAS, it is the desire of the Company to amend such Agreements to provide that a portion of restricted stock units shall vest upon the grantee’s death or disability and the grantee shall not forfeit a portion of his or her restricted stock units upon his or her retirement; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that, pursuant to Section 10(c) of the Plan, the Company has the power to amend such Agreements without the written consent of the grantee.

NOW, THEREFORE, effective as of December 10th, 2015, with respect to all currently outstanding restricted stock units granted under the Plan, the Company hereby amends all currently outstanding Agreements as follows:

1. The Agreements are hereby amended by replacing Section 7(b) with Section 7(b)(i) or by adding a new Section 7(b)(i) to the Agreement as follows:

“7(b)(i) Retirement. Notwithstanding any provision herein to the contrary, if your service relationship with the Company or any of its Subsidiaries terminates as a result of your Retirement (as defined below), then, for the one-year period following the date of your Retirement, the restrictions on the Restricted Stock Units that were scheduled to lapse under the Notice of Grant shall continue to lapse as if your employment with the Company or any of its Subsidiaries had not terminated during such one-year period; provided, however, that no accelerated payment with respect to any Restricted Stock Units shall occur upon the achievement of performance goals following the date of your Retirement. Upon the lapse of restrictions on the Restricted Stock Units on the date(s) following your Retirement, the Company shall, promptly and within 45 days following the date(s) of such lapse of restrictions, cause to be issued Stock registered in your name in payment of such vested Restricted Stock Units upon receipt by the Company of any required tax withholding;

provided, however, that if you properly elected to defer the receipt of the Stock pursuant to a non-qualified deferred compensation plan maintained by the Company, the Stock will be issued to you pursuant to the terms of your deferral election. For purpose of this Agreement, “Retirement” means your voluntary separation from service (as such term is defined in Section 409A of the Internal Revenue Code, as amended, and the regulations and guidance issued thereunder (“Section 409A”)) after you have attained age 55 and have provided at least ten years of service to the Company or any of its Subsidiaries.”

2. The Agreements are hereby amended by adding the following Section 2(b)(ii) to the Agreements as follows:

“2(b)(ii) Death or Disability. Notwithstanding any provision herein to the contrary, if your service relationship with the Company or any of its Subsidiaries terminates as a result of your death or disability (within the meaning of section 22(e)(3) of the Code), then, upon the date of your death or termination of employment or service due to your disability, the restrictions on any Restricted Stock Units that would have vested under the Notice of Grant during the one-year period following the date of your death or termination of employment or service shall lapse. Upon the lapse of restrictions on the Restricted Stock Units upon your death or termination of employment or service due to disability, the Company shall, promptly and within 45 days following the date of such lapse of restrictions, cause to be issued Stock registered in your name in payment of such vested Restricted Stock Units upon receipt by the Company of any required tax withholding; provided, however, that if you properly elected to defer the receipt of the Stock pursuant to a non-qualified deferred compensation plan maintained by the Company, the Stock will be issued to you pursuant to the terms of your deferral election.”

3. Any capitalized term not otherwise defined in this Omnibus Amendment shall have the meaning ascribed to such term in the Agreements or the Plan, as applicable.

4. This Omnibus Amendment modifies or adds only the provisions specified herein. All other provisions of the Agreements remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, a duly authorized officer of the Company has caused this Omnibus Amendment to be executed this 10th day of December, 2015.

FAIRMOUNT SANTROL HOLDINGS INC.

By:	David J. Crandall

ITS:	Vice President, General Counsel and Secretary

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